Exhibit 99.1

Investor Relations and Media Contact:

Christina Hachikian

(847) 653-7166

Taylor Capital Group reports net loss

of $1.4 million for the second quarter of 2011

Asset quality improved, including

a 15% decline in nonperforming loans

CHICAGO, IL – July 21, 2011 – Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank (the “Bank”), today reported results for the second quarter of 2011.

Net loss for the second quarter of 2011 was $1.4 million, compared to net income of $388,000 for the first quarter of 2011. Net loss applicable to common stockholders was $3.9 million, or $0.19 per diluted share, for the second quarter of 2011, compared to net loss applicable to common stockholders of $2.1 million, or $0.12 per diluted share, for the first quarter of 2011.

“The second quarter of 2011 saw positive movement on our “fix” strategy of asset quality improvement as evidenced by a 15% reduction in nonperforming loans,” said Mark A. Hoppe, President and Chief Executive Officer of Taylor Capital Group. “In addition to the lower levels of nonperforming loans, we saw reductions in other real estate owned, commercial criticized and classified loans and loans past due 30 to 89 days. Credit costs remained relatively flat as compared to the first quarter of 2011 and are substantially lower than in the first half of 2010. Further, our coverage ratio of the allowance for loan losses to nonperforming loans improved from last quarter to over 76%. These results reflect our continued focus on improving asset quality.”

Hoppe continued, “While revenue growth remains a challenge, we did see an uptick in commercial and industrial loans, which grew this quarter by approximately $60 million. Our national asset based lending business, Cole Taylor Business Capital, drove this growth, as lending in the Chicago area remained slow in the face of weak economic expansion. Our other national business, Cole Taylor Mortgage, also grew this quarter, with mortgage origination revenue increasing modestly by $726,000 as that business continued to build out its national platform. Our national businesses remain an important part of our overall growth strategy, especially as the Chicago banking market remains fiercely competitive.”

SECOND QUARTER 2011 HIGHLIGHTS

Asset quality indicators improved, including a 15% reduction in nonperforming loans

~	Nonperforming loans were $143.1 million and 4.91% of total loans at June 30, 2011, down from $168.2 million and 5.93% of total loans at March 31, 2011, respectively.
~	At June 30, 2011, commercial criticized and classified loans(1) totaled $258.5 million, down from $277.9 million at March 31, 2011.
~	Provision for loan losses was $11.8 million for the second quarter of 2011, up from $10.2 million for the first quarter of 2011.

~	At June 30, 2011, the allowance for loan losses was $109.0 million, compared to $115.0 million at March 31, 2011.
~	The allowance for loan losses as a percent of nonperforming loans increased to 76.22% at June 30, 2011, from 68.35% at March 31, 2011.
~	Loans contractually past due 30 through 89 days and still accruing were $5.7 million at June 30, 2011, compared to $28.3 million at March 31, 2011.

Pre-tax, pre-provision earnings from core operations down due to higher noninterest expense

~	Pre-tax, pre-provision earnings from core operations(2) totaled $13.2 million for the second quarter of 2011, down from $13.8 million for the first quarter of 2011.
~	Revenue(3) was $39.0 million for the second quarter of 2011, flat from $39.1 million for the first quarter of 2011.
~	Noninterest expense, excluding nonperforming asset expense, was $25.8 million for the second quarter of 2011, compared to $25.3 million in the first quarter of 2011.
~	Net interest margin was 3.09% for the second quarter of 2011, up from 3.07% for the first quarter of 2011.

SECOND QUARTER 2011 PERFORMANCE OVERVIEW

Results of Operations

Net Income and Net Income Applicable to Common Stockholders

Net loss for the second quarter of 2011 was $1.4 million, compared to net income of $388,000 for the first quarter of 2011. Net loss applicable to common stockholders was $3.9 million, or $0.19 per diluted share, for the second quarter of 2011 as compared to a net loss applicable to common stockholders of $2.1 million, or $0.12 per diluted share, for the first quarter of 2011.

Net loss for the six months ended June 30, 2011 was $1.0 million, down from a net loss of $41.6 million for the six months ended June 30, 2010. Net loss applicable to common stockholders was $5.9 million for the six months ended June 30, 2011, down from a net loss applicable to common stockholders of $62.0 million for the six months ended June 30, 2010.

Loss before income taxes was $1.0 million for the second quarter of 2011, compared to income before income taxes of $282,000 in the first quarter of 2011. This decrease was due to a $622,000 decrease in pre-tax, pre-provision earnings from core operations, a $317,000 increase in credit costs (provision for loan losses and nonperforming asset expense) and a $381,000 impairment loss on an investment security.

Pre-tax, Pre-provision Earnings from Core Operations

Pre-tax, pre-provision earnings from core operations totaled $13.2 million for the second quarter of 2011, compared to $13.8 million for the first quarter of 2011. This decrease was due to a reduction in other derivative income of $559,000 and an increase in noninterest expense, excluding nonperforming asset expense, of $561,000, which was partially offset by an increase in mortgage origination revenue of $726,000.

Commercial lending results continue to be impacted by slow economic growth in the Chicago area, compounded by competitive pricing pressures. During the second quarter of 2011, lower average commercial loan balances hindered interest income growth. However, at June 30, 2011, commercial and industrial loans and commercial owner-occupied real estate loans increased $57.2 million from $1.75 billion at March 31, 2011 to $1.81 billion at June 30, 2011. Cole Taylor Business Capital, the Company’s national asset based lending arm, drove this loan growth in the second quarter of 2011, as this unit’s loans outstanding increased by approximately $45 million. As previously reported, Cole Taylor Business Capital expanded its national reach by opening three new offices in April. Noninterest income was impacted in the second quarter of 2011 by lower fee income from reduced volumes of commercial customer interest rate swap agreements.

Cole Taylor Mortgage posted an increase in mortgage origination revenue from $1.5 million in the first quarter of 2011 to $2.2 million in the second quarter of 2011. This was the result of increased loan fundings in the second quarter of 2011, which were $318.3 million, compared to $257.8 million in the first quarter of 2011. Overall mortgage volumes picked up modestly in the second quarter following a slow first quarter. In its continued effort to build a national platform, Cole Taylor Mortgage added six additional states in which it does business, bringing the total number of states to 26, allowing the unit to further expand its broker network. It also added retail offices during the second quarter of 2011 bringing the total number of offices to 10.

Revenue

Revenue was $39.0 million for the second quarter of 2011, compared to $39.1 million for the first quarter of 2011.

Net interest income was flat at $32.2 million for the second quarter of 2011, compared to the first quarter of 2011. The net interest margin was 3.09% for the second quarter of 2011, up from 3.07% for the first quarter of 2011. Despite higher period end balances at June 30, 2011, average total loan balances were lower in the second quarter. When combined with a reduction in the yield on earning assets, interest income was reduced. This reduction in interest income, however, was offset by a reduction in interest expense as average total deposits were down, including planned run-off of certificates of deposits, thereby reducing the yield on interest-bearing liabilities.

For the second quarter of 2011, noninterest income, excluding a $381,000 impairment loss on an investment security included in other noninterest income, was $6.8 million, and was flat compared to $6.9 million for the first quarter of 2011. Decreases in other derivative income and service charges were offset by an increase in mortgage origination revenue.

Noninterest Expense

Noninterest expense was $27.8 million for the second quarter of 2011, compared to $28.5 million for the first quarter of 2011. This decrease was primarily the result of a reduction in nonperforming asset expense of $1.3 million as a result of higher recoveries on other real estate and repossessed assets in the second quarter of 2011. Noninterest expense, excluding nonperforming asset expense, increased from the first quarter of 2011 to the second quarter of 2011, largely due to increases in other noninterest expense and salaries and employee benefit expense and partially offset by a decline in the FDIC assessment.

Credit Quality

Loan Portfolio Performance and Credit Quality

Credit quality metrics improved across the board. Nonperforming loans decreased 15% and nonperforming assets were down 17% from the first quarter of 2011 to the second quarter of 2011. These improvements were the result of resolutions, including pay downs, charge-offs and loan sales during the second quarter and indicated continued progress in moving challenged credits though the remediation process to resolution. The watch list of commercial criticized and classified loans decreased for the fourth consecutive quarter, from $277.9 million in the first quarter of 2011 to $258.5 million in the second quarter of 2011 and was down $194.6 million from the peak of $453.1 million at June 30, 2009.

Credit costs in the first quarter of 2011 were largely unchanged from $13.5 million as compared to $13.8 million for the second quarter of 2011. However, credit costs declined 63% from $74.1 million for the six months ended June 30, 2010 to $27.4 million for the six months ended June 30, 2011.

Nonaccrual loans decreased to $143.1 million at June 30, 2011, compared to $168.2 million at March 31, 2011. The largest decline was in commercial real estate secured nonaccrual loans, the result of several resolutions and loan sales during the second quarter of 2011. Residential construction and land nonaccrual loans, as well as commercial construction and land nonaccrual loans, also declined. These reductions were partially offset by an increase in commercial and industrial nonaccrual loans.

Other real estate and repossessed assets decreased to $27.9 million at June 30, 2011 from $38.2 million at March 31, 2011, the result of several property sales during the second quarter. The net proceeds from these sales during the second quarter of 2011 were higher than their total net book value.

Nonperforming assets were $170.9 million at June 30, 2011, compared to $206.4 million at March 31, 2011. Nonperforming assets to total assets were 3.89% at June 30, 2011, compared to 4.81% at March 31, 2011.

Loans contractually past due 30 through 89 days and still accruing were $5.7 million at June 30, 2011, compared to $28.3 million at March 31, 2011. The decrease was largely the result of fewer commercial loans being past due at June 30, 2011, with consumer loans past due remaining flat.

Commercial criticized and classified loans were $258.5 million at June 30, 2011, compared to $277.9 million at March 31, 2011. This decrease was largely the result of pay downs and charge-offs during the second quarter of 2011, partially offset by new loans being placed on criticized and classified status.

Provision and Allowance for Loan Losses

The provision for loan losses was $11.8 million for the second quarter of 2011, up slightly from $10.2 million for the first quarter of 2011.

The allowance for loan losses was $109.0 million at June 30, 2011, compared to $115.0 million at March 31, 2011 largely due to a reduction in specific reserves. The allowance for loan losses as a percent of nonperforming loans was 76.22% at June 30, 2011, compared to 68.35% at March 31, 2011.

Credit Quality Performance Summary

(dollars in thousands)	6/30/2011	3/31/2011	Change 3/31/2011 to 6/30/2011

Nonperforming loans	$143,058	$168,210	($25,152)

Nonperforming assets	$170,915	$206,375	($35,460)

Nonperforming loans to total loans	4.91%	5.93%	-1.02%

Allowance to nonperforming loans	76.22%	68.35%	7.87%

Commercial criticized and classified loans	$258,486	$277,896	($19,410)

Balance Sheet

Assets

Total assets at June 30, 2011 were $4.40 billion, compared to $4.29 billion at March 31, 2011.

Investment securities were $1.33 billion at June 30, 2011, compared to $1.31 billion at March 31, 2011. Loans held for sale were $86.1 million at June 30, 2011, compared to $52.9 million at March 31, 2011, a result of higher loan origination activity at Cole Taylor Mortgage in the second quarter of 2011.

Loans, net of allowance for loan losses, were $2.72 billion at June 30, 2011, compared to $2.67 billion at March 31, 2011. Total loans increased due to growth in commercial and industrial loans and in consumer-oriented loans. The increase in commercial and industrial loans was largely the result of growth in Cole Taylor Business Capital’s loans outstanding. The rise in consumer-oriented loans was the result of mortgages originated by Cole Taylor Mortgage being held in portfolio, rather than sold to the secondary market. Offsetting these increases was a decline in real estate related loans due to pay-downs and loan sales, as well as substantial nonperforming loan resolutions, during the second quarter of 2011.

Liabilities and Stockholders’ Equity

Total liabilities at June 30, 2011 were $4.15 billion, compared to $4.06 billion at March 31, 2011.

Total deposits were $2.91 billion at June 30, 2011, compared to $3.08 billion at March 31, 2011. The decrease was driven by a planned reduction in CDARS time deposits, customer certificates of deposit, brokered certificates of deposit and out-of-local-market certificates of deposit. Partially offsetting these decreases were increases in non-interest bearing deposits and money market accounts. Other borrowings also decreased from $491.0 million at March 31, 2011 to $270.4 million at June 30, 2011.

The decreases in deposits and in other borrowings were offset by an increase in notes payable and other advances due to higher Federal Home Loan Bank advances, which was done to shift the funding mix to benefit the overall cost of funds.

Total stockholders’ equity increased to $242.6 million at June 30, 2011 from $229.0 million at March 31, 2011. The increase was the result of a reduction in accumulated other comprehensive loss due to an improvement in the unrealized loss position of the investment securities portfolio.

Capital

At June 30, 2011, the Company’s Tier I Risk Based Capital ratio was 9.90%, while its Total Risk Based Capital ratio was 13.80% and its Tier I Capital to Average Assets leverage ratio was 7.78%.

All the Company’s ratios exceed the regulatory requirements for well-capitalized bank holding companies of 6.00% for Tier I Risk Based Capital, 10.00% for Total Risk Based Capital and 5.00% for Tier I Capital to Average Assets.

Conference Call and Slide Presentation

The Company will host a webcast and conference call on Thursday, July 21, 2011, at 10:00 am Central Time (11:00 am Eastern Time) to discuss the second quarter of 2011 results and other matters. To access the call, please dial 1-866-804-6929 (toll-free) or 1-857-350-1675, and enter the pass code 96428403. To access streaming audio, please go to www.taylorcapitalgroup.com.

The Company will also provide a slide presentation, which management will speak to during the discussion. A copy of the presentation will be available for download prior to the start of the call at www.taylorcapitalgroup.com. The presentation will not be webcast live. If you have any trouble obtaining a copy of the presentation, please call Investor Relations at 1-847-653-7166.

Accompanying Financial Statements and Tables

This press release is accompanied by the following unaudited financial information:

¡	Condensed Consolidated Balance Sheets
¡	Consolidated Statements of Operations
¡	Summary of Key Quarterly Financial Data
¡	Summary of Key Year-To-Date Financial Data
¡	Summary of Key Period-End Financial Data
¡	Composition of Loan Portfolio
¡	Credit Quality
¡	Loan Portfolio and Held for Sale Aging
¡	Funding Liabilities
¡	Reconciliation of U.S. GAAP Financial Measures

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

Endnotes:

(1) Commercial criticized and classified loans (special mention, substandard, and nonaccrual loans) in commercial & industrial, commercial real estate, residential construction and land, and commercial construction and land federal collateral codes. Excludes consumer loans.

(2) Schedules reconciling earnings in accordance with U.S. generally accepted accounting principles (“GAAP”) to the non-GAAP measurement of pre-tax, pre-provision earnings from core operations and revenue are provided in the attached tables.

(3) Defined as net interest income plus noninterest income less gains or losses on investment securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might,” “contemplate,” “plan,” “prudent,” “potential,” “should,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the risk that our regulators could require us to maintain regulatory capital in excess of the levels needed to be considered well capitalized; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; negative developments and further disruption in the credit and lending markets impacting our business and the businesses of our customers, as well as other banks and lending institutions with which we have commercial relationships; the continued decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high volume of loans secured by commercial real estate in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with the planned growth of our new mortgage unit, including the expansion into new geographic markets and regulatory changes; lending concentration risks; the risks associated with attracting and retaining experienced and qualified personnel, including our senior management and other key personnel in our core business lines; uncertainty in estimating the fair value of loans held for sale and the possibility that we will not be able to dispose of these assets on terms acceptable to us; security risks relating to our internet banking activities that could damage our reputation and our business; the potential impact of certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; the effect on our profitability if interest rates fluctuate, as well as the effect of our customers’ changing use of our deposit products; the ability to use net operating loss carryforwards to reduce future tax payments if an ownership change of the Company is deemed to have occurred for tax purposes; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; continuation of volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the conditions of the local economy in which we operate and continued weakness in the local economy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, loan syndication opportunities and competition; regulatory restrictions and liquidity constraints at the holding company level that could impair our ability to pay dividends or interest on our outstanding securities; significant restrictions on our operations as a result of our participation in the TARP CPP; the impact of changes in legislation, including the Dodd-Frank Act, or regulatory and accounting principles, policies or guidelines affecting our business, including those relating to capital requirements; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2010 Annual Report on Form 10-K filed with the SEC on March 22, 2011. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2011	(Unaudited) March 31, 2011	Dec. 31, 2010
ASSETS
Cash and cash equivalents	$83,661	$79,303	$81,329
Investment securities	1,328,857	1,305,486	1,254,477
Loans held for sale	86,109	52,872	259,020
Loans, net of allowance for loan losses of $109,044 at June 30, 2011, $114,966 at March 31, 2011 and $124,568 at December 31, 2010	2,720,922	2,668,921	2,710,770
Premises, leasehold improvements and equipment, net	15,584	15,536	15,890
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	48,619	40,346	40,032
Other real estate and repossessed assets, net	27,857	38,165	31,490
Other assets	83,507	86,061	90,846

Total assets	$4,395,116	$4,286,690	$4,483,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$635,543	$617,107	$633,300
Interest-bearing	2,271,234	2,459,750	2,393,606

Total deposits	2,906,777	3,076,857	3,026,906
Other borrowings	270,376	490,974	511,008
Accrued interest, taxes and other liabilities	59,572	54,183	56,697
Notes payable and other advances	740,000	260,000	505,000
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	89,230	89,030	88,835

Total liabilities	4,152,562	4,057,651	4,275,053

Stockholders’ equity:
Preferred stock, Series B	101,201	100,792	100,389
Preferred stock, Series C	31,912	31,912	31,912
Preferred stock, Series D	4	4	4
Preferred stock, Series E	5,588	5,588	5,588
Preferred stock, Series G	2	2	—
Common stock	216	215	192
Surplus	339,348	337,804	312,693
Accumulated deficit	(195,834)	(191,971)	(189,895)
Accumulated other comprehensive loss	(10,298)	(25,722)	(22,497)
Treasury stock	(29,585)	(29,585)	(29,585)

Total stockholders’ equity	242,554	229,039	208,801

Total liabilities and stockholders’ equity	$4,395,116	$4,286,690	$4,483,854

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Interest income:
Interest and fees on loans	$34,343	$35,365	$38,260	$69,708	$76,471
Interest and dividends on investment securities:
Taxable	11,753	11,452	14,209	23,205	27,655
Tax-exempt	722	775	1,212	1,497	2,441
Interest on cash equivalents	3	3	1	6	2

Total interest income	46,821	47,595	53,682	94,416	106,569

Interest expense:
Deposits	8,028	8,624	11,994	16,652	24,436
Other borrowings	1,506	1,809	2,469	3,315	4,754
Notes payable and other advances	1,100	1,043	1,174	2,143	2,798
Junior subordinated debentures	1,446	1,443	1,446	2,889	2,884
Subordinated notes	2,498	2,489	1,921	4,987	3,552

Total interest expense	14,578	15,408	19,004	29,986	38,424

Net interest income	32,243	32,187	34,678	64,430	68,145
Provision for loan losses	11,822	10,241	43,946	22,063	65,076

Net interest income (loss) after provision for loan losses	20,421	21,946	(9,268)	42,367	3,069

Noninterest income:
Service charges	2,696	2,890	2,781	5,586	5,638
Mortgage origination revenue	2,243	1,517	1,892	3,760	2,195
Gain (loss) on disposition of bulk purchased mortgage loans	41	28	(5)	69	(2,027)
Gain on sales of investment securities	—	—	142	—	1,575
Other derivative income (loss)	194	753	(42)	947	167
Other noninterest income	1,213	1,697	1,390	2,910	2,984

Total noninterest income	6,387	6,885	6,158	13,272	10,532

Noninterest expense:
Salaries and employee benefits	15,183	14,689	12,246	29,872	23,859
Occupancy of premises, furniture and equipment	2,603	2,890	2,753	5,493	5,307
Nonperforming asset expense	2,013	3,277	4,055	5,290	8,993
FDIC assessment	1,499	1,948	1,970	3,447	4,183
Legal fees, net	1,026	794	1,427	1,820	2,246
Other noninterest expense	5,522	4,951	5,016	10,473	10,031

Total noninterest expense	27,846	28,549	27,467	56,395	54,619

Income (loss) before income taxes	(1,038)	282	(30,577)	(756)	(41,018)
Income tax expense (benefit)	355	(106)	306	249	612

Net income (loss)	(1,393)	388	(30,883)	(1,005)	(41,630)
Preferred dividends and discounts	(2,470)	(2,464)	(1,693)	(4,934)	(4,580)
Implied non-cash preferred dividend	—	—	(15,756)	—	(15,756)

Net loss applicable to common stockholders	$(3,863)	$(2,076)	$(48,332)	$(5,939)	$(61,966)

Basic loss per common share	$(0.19)	$(0.12)	$(3.35)	$(0.32)	$(4.97)
Diluted loss per common share	(0.19)	(0.12)	(3.35)	(0.32)	(4.97)
Weighted-average shares outstanding	19,811,006	17,440,617	14,408,469	18,632,360	12,472,822
Weighted-average diluted shares outstanding	19,811,006	17,440,617	14,408,469	18,632,360	12,472,822

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(dollars in thousands)

Unaudited

	2011		2010
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Condensed Income Data:
Net interest income	$32,243	$32,187	$33,562	$34,367	$34,678
Provision for loan losses	11,822	10,241	59,923	18,128	43,946
Total noninterest income	6,387	6,885	18,009	44,142	6,158
Total noninterest expense	27,846	28,549	36,971	26,646	27,467

Income (loss) before income taxes	(1,038)	282	(45,323)	33,735	(30,577)
Income tax expense (benefit)	355	(106)	284	321	306

Net income (loss)	(1,393)	388	(45,607)	33,414	(30,883)
Preferred dividends and discounts	(2,470)	(2,464)	(2,448)	(2,671)	(1,693)
Implied non-cash preferred dividends	—	—	—	—	(15,756)

Net income (loss) applicable to common stockholders	$(3,863)	$(2,076)	$(48,055)	$30,743	$(48,332)

Non-GAAP Measures of Performance (1)
Revenue	$39,011	$39,072	$44,574	$45,705	$40,694

Pre-tax, pre-provision earnings from core operations	13,178	13,800	16,862	20,597	17,282

Per Share Data:
Basic earnings (loss) per common share	$(0.19)	$(0.12)	$(2.76)	$1.68	$(3.35)
Diluted earnings (loss) per common share	(0.19)	(0.12)	(2.76)	1.57	(3.35)
Book value per common share	5.13	4.50	3.97	8.03	8.26
Weighted average shares-basic	19,811,006	17,440,617	17,427,676	17,742,119	14,408,469
Weighted average shares-diluted	19,811,006	17,440,617	17,427,676	20,740,215	14,408,469
Shares outstanding-end of period	20,240,408	20,184,809	17,877,708	18,286,842	18,312,772

Performance Ratios (annualized):
Return (loss) on average assets	(0.13)%	0.04%	(4.08)%	3.01%	(2.70)%
Return (loss) on average equity	(2.36)%	0.75%	(64.86)%	46.65%	(45.86)%
Efficiency ratio (2)	71.38%	73.07%	82.94%	58.30%	67.50%

Average Balance Sheet Data (3):
Total assets	$4,331,166	$4,389,583	$4,474,270	$4,447,421	$4,573,030
Investments	1,374,892	1,355,827	1,273,452	1,269,634	1,431,291
Cash equivalents	1,457	1,109	1,598	1,191	656
Loans	2,869,169	2,933,939	3,063,780	3,018,084	3,034,630
Total interest-earning assets	4,245,518	4,290,875	4,338,830	4,288,909	4,466,577
Interest-bearing deposits	2,393,647	2,460,937	2,374,297	2,389,226	2,470,356
Borrowings	1,043,623	1,057,337	1,151,370	1,101,125	1,205,590
Total interest-bearing liabilities	3,437,270	3,518,274	3,525,667	3,490,351	3,675,946
Noninterest-bearing deposits	604,018	612,032	617,158	602,903	584,246
Total stockholders’ equity	236,180	206,476	281,251	286,478	269,356

Tax Equivalent Net Interest Margin:
Net interest income as stated	$32,243	$32,187	$33,562	$34,367	$34,678
Add: Tax equivalent adjust. - investment (4)	389	417	460	618	653
Tax equivalent adjust. - loans (4)	48	24	25	25	25

Tax equivalent net interest income	$32,680	$32,628	$34,047	$35,010	$35,356

Net interest margin without tax adjust.	3.04%	3.03%	3.08%	3.19%	3.11%
Net interest margin - tax equivalent (4)	3.09%	3.07%	3.12%	3.25%	3.17%
Yield on earning assets without tax adjust.	4.42%	4.48%	4.58%	4.82%	4.82%
Yield on earning assets - tax equivalent (4)	4.46%	4.52%	4.62%	4.88%	4.88%
Yield on interest-bearing liabilities	1.70%	1.77%	1.85%	2.00%	2.07%
Net interest spread - without tax adjust.	2.72%	2.71%	2.73%	2.82%	2.74%
Net interest spread - tax equivalent (4)	2.76%	2.75%	2.77%	2.88%	2.81%

Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.
(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(3)	Average balances are daily averages.
(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.

SUMMARY OF KEY YEAR-TO-DATE FINANCIAL DATA

(dollars in thousands)

Unaudited

	Year To Date
	June 30,
	2011	2010
Condensed Income Data:
Net interest income	$64,430	$68,145
Provision for loan losses	22,063	65,076
Total noninterest income	13,272	10,532
Total noninterest expense	56,395	54,619

Loss before income taxes	(756)	(41,018)
Income tax expense	249	612

Net loss	(1,005)	(41,630)
Preferred dividends and discounts	(4,934)	(4,580)
Implied non-cash preferred dividends	—	(15,756)

Net loss applicable to common stockholders	$(5,939)	$(61,966)

Non-GAAP Measures of Performance (1)
Revenue	$78,083	$77,102
Pre-tax, pre-provision earnings from core operations	26,978	31,476

Per Share Data:
Basic loss per common share	$(0.32)	$(4.97)
Diluted loss per common share	(0.32)	(4.97)
Book value per common share	5.13	8.26
Weighted average shares-basic	18,632,360	12,472,822
Weighted average shares-diluted	18,632,360	12,472,822
Shares outstanding-end of period	20,240,408	18,312,772

Performance Ratios (annualized):
Loss on average assets	(0.05)%	(1.84)%
Loss on average equity	(0.91)%	(31.19)%
Efficiency ratio (2)	72.22%	70.84%

Average Balance Sheet Data (3):
Total assets	$4,360,213	$4,526,520
Investments	1,365,412	1,391,721
Cash equivalents	1,284	476
Loans	2,901,375	3,028,764
Total interest-earning assets	4,268,071	4,420,961
Interest-bearing deposits	2,427,106	2,391,938
Borrowings	1,050,442	1,225,468
Total interest-bearing liabilities	3,477,548	3,617,406
Noninterest-bearing deposits	608,003	595,363
Total stockholders’ equity	221,410	266,985

Tax Equivalent Net Interest Margin:
Net interest income as stated	$64,430	$68,145
Add: Tax equivalent adjust. - investment (4)	806	1,314
Tax equivalent adjust. - loans (4)	71	50

Tax equivalent net interest income	$65,307	$69,509

Net interest margin without tax adjust.	3.04%	3.10%
Net interest margin - tax equivalent (4)	3.08%	3.16%
Yield on earning assets without tax adjust.	4.45%	4.85%
Yield on earning assets - tax equivalent (4)	4.49%	4.91%
Yield on interest-bearing liabilities	1.74%	2.14%
Net interest spread - without tax adjust.	2.71%	2.71%
Net interest spread - tax equivalent (4)	2.75%	2.77%

Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.
(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(3)	Average balances are daily averages.
(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.

SUMMARY OF KEY PERIOD-END FINANCIAL DATA

(dollars in thousands)

Unaudited

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
Condensed Balance Sheet Data:
Investment securities	$1,328,857	$1,305,486	$1,254,477	$1,172,600	$1,430,419
Loans	2,916,075	2,836,759	3,094,358	3,032,939	3,037,664
Allowance for loan losses	109,044	114,966	124,568	94,138	100,500
Total assets	4,395,116	4,286,690	4,483,854	4,658,815	4,585,230
Total deposits	2,906,777	3,076,857	3,026,906	2,972,668	3,042,966
Total borrowings	1,186,213	926,611	1,191,450	1,169,009	1,203,934
Total stockholders’ equity	242,554	229,039	208,801	278,741	282,755

Asset Quality Ratios:
Nonperforming loans	$143,058	$168,210	$159,740	$118,419	$154,378
Nonperforming assets	170,915	206,375	191,230	157,482	182,547
Allowance for loan losses to total loans (excluding loans held for sale)	3.85%	4.13%	4.39%	3.25%	3.40%
Allowance for loan losses to nonperforming loans	76.22%	68.35%	77.98%	79.50%	65.10%
Nonperforming assets to total loans plus repossessed property	5.98%	7.18%	6.12%	5.13%	5.95%

Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	13.80%	14.24%	12.98%	14.15%	13.20%
Tier I Capital (to Risk Weighted Assets)	9.90%	10.26%	8.93%	10.39%	9.34%
Leverage (to average assets)	7.78%	7.72%	6.89%	8.04%	7.02%

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	June 30, 2011		March 31, 2011		December 31, 2010
Loans:	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,408,263	49.9%	$1,348,173	48.4%	$1,351,862	47.7%
Commercial real estate secured	1,056,652	37.3	1,095,681	39.4	1,120,361	39.5
Residential construction & land	79,747	2.8	87,180	3.1	104,036	3.7
Commercial construction & land	102,860	3.6	105,033	3.8	106,423	3.8

Total commercial loans	2,647,522	93.6	2,636,067	94.7	2,682,682	94.7
Consumer-oriented loans	182,444	6.4	147,821	5.3	152,657	5.3

Gross loans	2,829,966	100.0%	2,783,888	100.0%	2,835,339	100.0%

Less: Unearned discount	—		(1)		(1)

Total loans	2,829,966		2,783,887		2,835,338
Less: Loan loss allowance	(109,044)		(114,966)		(124,568)

Net loans	$2,720,922		$2,668,921		$2,710,770

Loans Held for Sale	$86,109		$52,872		$259,020

The following tables provide details of the Company’s commercial real estate and residential construction and land portfolios:

	June 30, 2011		March 31, 2011		December 31, 2010
Commercial real estate secured*:	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial non-owner occupied:
Retail strip centers or malls	$174,369	16.5%	$188,971	17.2%	$198,527	17.7%
Office/mixed use property	117,890	11.2	114,209	10.4	116,726	10.4
Commercial properties	138,521	13.1	149,030	13.6	147,920	13.2
Specialized – other	80,534	7.6	80,808	7.4	82,332	7.4
Other commercial properties	40,102	3.8	41,355	3.8	43,595	3.9

Subtotal commercial non-owner occupied	551,416	52.2	574,373	52.4	589,100	52.6
Commercial owner-occupied	403,823	38.2	406,703	37.1	411,519	36.7
Multi-family properties	101,413	9.6	114,605	10.5	119,742	10.7

Total commercial real estate secured	$1,056,652	100.0%	$1,095,681	100.0%	$1,120,361	100.0%

Residential construction & land:
Residential construction	$58,885	73.8%	$64,730	74.2%	$80,685	77.6%
Land	20,862	26.2	22,450	25.8	23,351	22.4

Total residential construction and land	$79,747	100.0%	$87,180	100.0%	$104,036	100.0%

*As a result of our core system conversion, we identified certain sub-codings within our loan system that changed the characterization of certain commercial real estate non-owner occupied loans to owner occupied real estate. Although there was no impact to the calculation of the total commercial real estate loans, we have adjusted the table above to reflect the revised classifications for all periods presented.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$ —	$54	$55
Nonaccrual loans:
Commercial and industrial	66,186	57,500	71,438
Commercial real estate secured	46,605	76,134	42,221
Residential construction and land	9,929	13,599	20,660
Commercial construction and land	6,188	6,311	12,734
All other loan types	14,150	14,612	12,632

Total nonaccrual loans	143,058	168,156	159,685

Total nonperforming loans	143,058	168,210	159,740
Other real estate owned and repossessed assets	27,857	38,165	31,490

Total nonperforming assets	$170,915	$206,375	$191,230

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$5,692	$28,341	$11,948
Commercial criticized and classified loans (1)	258,486	277,896	303,923
Performing restructured loans	17,687	19,741	29,786
Recorded balance of impaired loans	147,241	178,592	181,081
Allowance for loan losses related to impaired loans	37,215	47,144	59,857

Allowance for Loan Losses Summary:
Allowance at beginning of period	$114,966	$124,568	$94,138
Charge-offs, net of recoveries:
Commercial and commercial real estate	(12,391)	(10,736)	(27,945)
Real estate – construction and land	(3,155)	(8,692)	(639)
Total consumer-oriented loans	(2,198)	(415)	(910)

Total net charge-offs	(17,744)	(19,843)	(29,494)
Provision for loan losses	11,822	10,241	59,924

Allowance at end of period	$109,044	$114,966	$124,568

Key Credit Ratios:
Nonperforming loans to total loans	4.91%	5.93%	5.16%
Nonperforming assets to total loans plus repossessed property	5.98%	7.18%	6.12%
Nonperforming assets to total assets	3.89%	4.81%	4.26%
Annualized net charge-offs to average total loans	2.59%	2.71%	3.85%
Allowance to total loans at end of period (excluding loans held for sale)	3.85%	4.13%	4.39%
Allowance to nonperforming loans	76.22%	68.35%	77.98%
30 – 89 days past due to total loans	0.20%	1.00%	0.39%

(1) Commercial criticized and classified loans (special mention, substandard and nonaccrual loans) in commercial & industrial, commercial real estate, residential construction and land and commercial construction and land federal collateral codes. Excludes consumer loans.

LOAN PORTFOLIO AND HELD FOR SALE AGING (unaudited)

(dollars in thousands)

	As of June 30, 2011
	30-89 Days Past Due	>90 Days Past Due and Still Accruing	Nonaccrual	Current	Total Loans	% of Total Loans	Allowance for Loan Loss Allocation
Commercial and industrial	$ —	$ —	$66,186	$1,342,077	$1,408,263	48%	$57,516

Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	—	—	7,473	166,896	174,369	6%	4,784
Office/mixed use property	—	—	5,822	112,068	117,890	4%	4,952
Commercial properties	—	—	8,054	130,467	138,521	5%	3,208
Specialized – other	—	—	6,479	74,055	80,534	3%	1,718
Other commercial properties	—	—	—	40,102	40,102	1%	782

Subtotal commercial non-owner occupied	—	—	27,828	523,588	551,416	19%	15,444
Commercial owner-occupied	400	—	6,663	396,760	403,823	14%	9,147
Multi-family properties	—	—	12,114	89,299	101,413	3%	4,192

Total commercial real estate secured	400	—	46,605	1,009,647	1,056,652	36%	28,783

Residential construction & land:
Residential construction	—	—	8,443	50,442	58,885	2%	7,361
Land	—	—	1,486	19,376	20,862	1%	2,903

Total residential construction and land	—	—	9,929	69,818	79,747	3%	10,264

Commercial construction and land	—	—	6,188	96,672	102,860	4%	6,884

Total commercial loans	400	—	128,908	2,518,214	2,647,522	91%	103,447
Consumer loans	5,292	—	14,150	249,111	268,553	9%	5,597

Total loans	$5,692	$ —	$143,058	$2,767,325	$2,916,075	100%	$109,044

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	June 30, 2011		March 31, 2011		June 30, 2010
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$604,018	20.1%	$612,032	19.9%	$584,246	19.1%
NOW accounts	237,119	7.9	240,928	7.9	269,799	8.8
Savings deposits	38,440	1.3	38,094	1.2	40,760	1.3
Money market accounts	620,457	20.7	601,702	19.6	533,098	17.5
Customer certificates of deposit	678,285	22.6	713,423	23.2	784,120	25.7
CDARS time deposits	189,215	6.3	202,491	6.6	165,631	5.4
Public time deposits	70,503	2.4	78,774	2.6	65,829	2.2

Total in-market deposits	2,438,037	81.3	2,487,444	81.0	2,443,483	80.0

Out-of-market deposits:
Brokered money market deposits	5,191	0.2	5,616	0.2	6,584	0.2
Out-of-local-market certificates of deposit	109,235	3.6	114,714	3.7	107,910	3.5
Brokered certificates of deposit	445,202	14.9	465,195	15.1	496,625	16.3

Total out-of-market deposits	559,628	18.7	585,525	19.0	611,119	20.0

Total deposits	$2,997,665	100.0%	$3,072,969	100.0%	$3,054,602	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	June 30, 2011	March 31, 2011	Dec. 31, 2010
In-market deposits:
Noninterest-bearing deposits	$635,543	$617,107	$633,300
NOW accounts	231,953	239,067	248,662
Savings accounts	38,306	38,040	37,992
Money market accounts	623,953	606,620	583,365
Customer certificates of deposit	654,240	704,234	715,030
CDARS time deposits	141,400	202,458	182,879
Public time deposits	61,754	78,160	70,697

Total in-market deposits	2,387,149	2,485,686	2,471,925

Out-of-market deposits:
Brokered money market deposits	4,904	5,520	5,832
Out-of-local-market certificates of deposit	101,132	122,808	99,313
Brokered certificates of deposit	413,592	462,843	449,836

Total out-of-market deposits	519,628	591,171	554,981

Total deposits	$2,906,777	$3,076,857	$3,026,906

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES (unaudited)

(dollars in thousands)

The following, as of the dates indicated, reconciles the income (loss) before income taxes to pre-tax, pre-provision earnings from core operations.

	For the Three Months Ended
	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Income (loss) before income taxes	$(1,038)	$282	$(45,323)	$33,735	$(30,577)
Add back (subtract):
Provision for loan losses	11,822	10,241	59,923	18,128	43,946
Nonperforming asset expense	2,013	3,277	9,259	1,538	4,055
Gain on sales of investment securities	—	—	(6,997)	(32,804)	(142)
Impairment of investment securities	381	—	—	—	—

Pre-tax, pre-provision earnings from core operations	$13,178	$13,800	$16,862	$20,597	$17,282

The following, as of the dates indicated, details the components of revenue.

	For the Three Months Ended
	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Net interest income	$32,243	$32,187	$33,562	$34,367	$34,678
Noninterest income	6,387	6,885	18,009	44,142	6,158
Add back (subtract):
Gain on sales of investment securities	—	—	(6,997)	(32,804)	(142)
Impairment of investment securities	381	—	—	—	—

Revenue	$39,011	$39,072	$44,574	$45,705	$40,694

The Company’s accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry. Management uses certain non-GAAP financial measures to evaluate the Company’s financial performance and has provided the non-GAAP measures of pre-tax, pre-provision earnings from core operations and of revenue. In the pre-tax, pre-provision earnings non-GAAP financial measure, the provision of loan losses, nonperforming asset expense and certain non-recurring items, such as gains and losses on investment securities, are excluded from the determination of operating results. The non-GAAP measure of revenue is calculated as the sum of net interest income and noninterest income less investment securities gains and losses. Management believes that these measures are useful because they provide a more comparable basis for evaluating financial performance from core operations period to period.